Exhibit “A” to the Bridge Loan Agreement

THE ISSUANCE AND SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE LENDER, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

10% Secured Bridge Loan Promissory Note

$__________	May __, 2012

FOR VALUE RECEIVED, BOLDFACE LICENSING + BRANDING, a Nevada corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of MAX CASH MEDIA, INC., a Nevada corporation (hereinafter called the “Lender”), the principal sum of                                           Dollars ($_______) (the “Loan”), in lawful money of the United States of America and in immediately available funds.

1.          The outstanding principal balance of this Note shall be due and payable on the earliest to occur of (i) November ___, 2012 (the “Due Date”), which Due Date may be extended by the Borrower and the Lender in writing, (ii) the closing of any subsequent financing in favor of the Borrower that results in gross proceeds to the Borrower of an amount equal to or greater than the aggregate amount loaned to the Borrower under the Bridge Loan Agreement of even date herewith (as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the “Bridge Loan Agreement”) and (iii) the date of closing of the merger between the Borrower and the Lender, or an affiliate of the Lender (the “Merger”), as defined in the Bridge Loan Agreement (the earliest such date, the “Repayment Date”); provided, however, that upon the consummation of the Merger, all indebtedness evidenced hereby shall be deemed canceled and paid in full.

2.          The Borrower further promises to pay interest on the unpaid principal amount of this Note at a rate per annum equal to ten percent (10%), payable on the Repayment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed; provided, however, that upon the consummation of the Merger, all interest accrued hereunder shall be deemed canceled and paid in full.

3.          Upon an “Event of Default,” as defined in the Bridge Loan Agreement, interest shall begin to accrue on the unpaid principal balance of this Note at the rate of interest specified in Section 2 PLUS five percent (5%) per annum, or such lower maximum amount of interest permitted to be charged under applicable law. Such default interest rate shall continue until all defaults are cured.

4.          This Note is subject to the terms of the Bridge Loan Agreement. All capitalized and undefined terms herein shall have the meaning given them in the Bridge Loan Agreement.

5.          Upon the occurrence of an Event of Default (including the passage of applicable cure periods) under paragraphs (f) or (g) of Section 4.1 of the Bridge Loan Agreement, the entire principal amount outstanding hereunder, together with all other sums due hereunder, shall, as provided in the Bridge Loan Agreement, become immediately due and payable. Upon the occurrence of an Event of Default (including the passage of applicable cure periods) under any paragraph of Section 4.1 other than paragraphs (f) or (g) of the Bridge Loan Agreement, the entire principal amount outstanding hereunder, together with all other sums due hereunder, may, as provided in the Bridge Loan Agreement, become immediately due and payable.

Notwithstanding the foregoing, if an Event of Default is waived by the Lender, the Borrower shall use its reasonable best efforts to ensure that the Merger and the Transactions are consummated.

6.          The obligations of the Borrower to the Lender under this Note are secured pursuant to the Newco Pledge Agreement and the Newco Security Agreement (each as defined in the Bridge Loan Agreement) of even date herewith. In addition to the rights and remedies given it by the Bridge Loan Agreement, this Note, the Newco Pledge Agreement and the Newco Security Agreement, the Lender shall have all those rights and remedies allowed by applicable laws. The rights and remedies of the Lender are cumulative and recourse to one or more right or remedy shall not constitute a waiver of the others. The Borrower shall be liable for all commercially reasonable costs, expenses and attorneys’ fees incurred by the Lender in connection with the collection of the indebtedness evidenced by the Note.

7.          To the extent permitted by applicable law, the Borrower waives all rights and benefits of any statute of limitations, moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement and exemption now provided or which may hereafter by provided by law, both as to itself and as to all of its properties, real and personal, against the enforcement and collection of the indebtedness evidenced hereby.

8.          All notices, requests, demands, and other communications with respect hereto shall be in writing and shall be delivered by hand, sent prepaid by a nationally-recognized overnight courier service or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses designated in the Bridge Loan Agreement or such other address as the parties may designate to each other in writing.

9.          This Note or any provision hereof may be waived, changed, modified or discharged only by agreement in writing signed by the Borrower and the Lender. The Borrower may not assign or transfer its obligation hereunder without the prior written consent of the Lender. The Lender may assign or transfer this Note or its rights hereunder without the prior written consent of the Borrower.

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10.         The term “the Borrower” shall include each person and entity now or hereafter liable hereunder, whether as maker, successor, assignee or endorsee, each of whom shall be jointly, severally and primarily liable for all of the obligations set forth herein.

11.         If any provision of this Note shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if this Note had never contained the invalid or unenforceable provision.

12.         This Note shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law provision or rule. Any controversy or dispute arising out of or relating to this Note shall be settled solely and exclusively in accordance with the provisions of the Bridge Loan Agreement and the Newco Security Agreement, which provisions are incorporated by reference herein as though fully set forth.

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IN WITNESS WHEREOF, the undersigned Borrower has caused the due execution of this Bridge Loan Promissory Note as of the day and year first herein above written.

BOLDFACE LICENSING + BRANDING

By:
Name:
Title: